Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE SUPER LEAGUE GAMING, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO SUPER LEAGUE GAMING, INC. IF PUBLICLY DISCLOSED.

SUBSCRIPTION AGREEMENT

Super League Enterprise, Inc.
2912 Colorado Avenue, Suite 203

Santa Monica, CA 90404

Ladies and Gentlemen:

1.    Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Super League Enterprise, Inc., a Delaware corporation (the “Company”), shares of Series AAA Convertible Preferred Stock, par value $0.001 (including any subseries thereof, “Preferred Stock” or “Preferred Shares”), at a price of $1,000.00 per Preferred Share (the “Share Price”). The Preferred Shares are being sold and/or exchanged, as applicable, in the Offering (as defined below), as more fully described in the Term Sheet (as defined below), and, the Exchange Agreement (as defined below), if applicable. This Subscription Agreement (this “Subscription Agreement”) is one in a series of similar subscription agreements (collectively, the “Subscription Agreements”) entered into pursuant to the Offering.

2.    The Offering.

(a)    This subscription is submitted to you in accordance with, and subject to the terms and conditions described in, this Subscription Agreement, the Term Sheet, dated October 31, 2023, attached hereto as Exhibit A (the “Term Sheet”), if and as applicable, the Exchange Agreement, dated as of the date hereof, attached hereto as Exhibit B (the “Exchange Agreement”), and the investor presentation attached hereto as Exhibit C, relating to the offering by the Company (the “Offering”) of a minimum of 1,000 Preferred Shares ($1,000,000) (the “Minimum Offering Amount”), and a maximum of 30,766 Preferred Shares ($30,766,000) Preferred Shares (the “Maximum Offering Amount”), which the Company has agreed to register such Shares pursuant to the terms and conditions of the Registration Rights Agreement, dated as of the date hereof, attached hereto as Exhibit D (the “Registration Rights Agreement”). The form of Certificate of Designation of Preferences, Rights, and Limitations of the Series AAA Convertible Preferred Stock, to be filed in connection with each Closing (as defined below), is attached hereto as Exhibit E.

(b)    As part of the Offering, the Company is providing the holders of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred”), Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred”), Series A-4 Convertible Preferred Stock, par value $0.001 per share (the “Series A-4 Preferred”), Series A-5 Convertible Preferred Stock, par value $0.001 per share (the “Series A-5 Preferred”, and, collectively with the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, the “Series A Stock”), Series AA Convertible Preferred Stock, par value $0.001 per share (the “Series AA Preferred”), Series AA-2 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-2 Preferred”), Series AA-3 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-3 Preferred”), Series AA-4 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-4 Preferred”), and Series AA-5 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-5 Preferred”, and, collectively with the Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred and Series AA-4 Preferred, the “Series AA Stock”), the opportunity to exchange their shares of Series A Stock and/or Series AA Stock for Preferred Shares, pursuant to the terms, and subject to the conditions, set forth in the Exchange Agreement (the “Exchange”).

(c)    [***] (“[***]”) has been engaged as the exclusive placement agent in connection with the Offering (sometimes referred to as the “Placement Agent”). The terms of the Offering are more completely described in the Term Sheet, and for Purchasers participating in the Exchange, the Exchange Agreement, and such terms are incorporated herein in their entirety. In exchange for acting as the placement agent for the Offering, the Placement Agent will receive: (i) a cash commission equal to 10% of the aggregate gross proceeds raised; (ii) Placement Agent Warrants to purchase that number of shares of Common Stock equal to 14.5% of the shares Common Stock underlying the Series AAA Preferred Stock sold in the Offering at an exercise price equal to the Conversion Price and exercisable for a five-year period, with comparable price protections as the Series AAA Preferred Stock. In addition, with respect to Preferred Shares issued in the Exchange, the Placement Agent shall be entitled to exchange previously issued Placement Agent Warrants to purchase Series A Preferred Stock and/or Series AA Preferred Stock and receive Placement Agent Warrants to purchase shares of Common Stock underlying the Series AAA Preferred Stock sold in the Offering at an exercise price equal to the Conversion Price and exercisable for a five-year period, with comparable price protections as the Series AAA Preferred Stock. The foregoing compensation items shall also be applicable with respect to shares of Series AAA Preferred purchased pursuant to the exercise of Additional Investment Rights, if any. In addition, at each closing the Placement Agent shall be entitled to receive a non-accountable expense allowance equal to 2% of the aggregate purchase price of Preferred Shares sold at such closing.

3.    Deliveries and Payment; Escrow of Funds. Simultaneously with the execution hereof, the Purchaser shall: (a) deliver to the Placement Agent, in accordance with the Subscription Instructions attached hereto, (i) one (1) completed and executed omnibus signature page to this Subscription Agreement and the Registration Rights Agreement (page 17), (ii) a completed Accredited Investor Certification (pages 18-20), (iii) a completed Investor Profile (pages 21-23) (iv) one (1) completed and executed Tax Certification for U.S. Persons or Non-U.S. Persons, as applicable (beginning on page 24), and (v) if and as applicable, the Exchange Agreement(s) completed and executed; and (b) make a wire transfer payment to, “CST&T AAF Super League Enterprise, Inc. Escrow 2023” in an amount equal to the product of (i) the number of Preferred Shares being subscribed for by the Purchaser in the Offering as set forth on the signature page hereof, multiplied by (ii) the Share Price. Wire transfer instructions are set forth on page 15 hereof under the heading “To subscribe for Preferred Shares in the private offering of Super League Enterprise, Inc.” Such funds will be held for the Purchaser’s benefit in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) a closing (any closing hereinafter a “Closing”) of the sale of the Minimum Offering Amount or more (the “Initial Closing”), or a subsequent closing if funds are deposited into the Escrow Account after the time of the Initial Closing (each, a “Subsequent Closing”), (b) the rejection of such subscription, or (c) the termination of the Offering by the Company or the Placement Agent. The Company and the Placement Agent may continue to offer and sell the Preferred Shares and conduct additional Closings for the sale of additional Preferred Shares after the Initial Closing and until the termination of the Offering or time that the Maximum Offering Amount is sold. The date of the last Closing of the Offering is referred to herein as the “Final Closing”.

4.    Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Preferred Shares, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. In furtherance of the foregoing, the Company shall have the right to require potential subscribers to supply additional information and execute additional documents in a satisfactory manner, which determination shall be at the sole discretion of the Company, prior to the acceptance of this Subscription Agreement. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole, the Offering of Preferred Shares is terminated or the Maximum Offering Amount is not realized on or prior to November 30, 2023 (unless extended until December 31, 2023 in the discretion of the Company and the Placement Agent), all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5.    Representations and Warranties.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)    None of the Preferred Shares or the securities issuable upon conversion of the Preferred Shares (the “Conversion Securities”) offered pursuant to this Subscription Agreement, the Term Sheet, and the Exchange Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Preferred Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and/or the provisions of Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the bona fide nature of the investment intent and the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(b)    The Purchaser’s substantive relationship with either the Company, the Placement Agent or subagent through which the Purchaser is subscribing for the Preferred Shares predates the Company’s or such Placement Agent’s or any subagent’s contact with the Purchaser regarding an investment in the Preferred Shares.

(c)    Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Term Sheet and all other documents requested by the Purchaser, have carefully reviewed both this Subscription Agreement, Risk Factors (as hereinafter defined) and the Term Sheet and has had access to the SEC Reports (as defined below) and understand the information contained therein.

(d)    Neither the SEC nor any state securities commission or other regulatory authority has approved the Preferred Shares or the Conversion Securities or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the terms of this Subscription Agreement and Term Sheet. The terms set forth in this Subscription Agreement and the Term Sheet has not been reviewed by any federal, state or other regulatory authority.

(e)    All material information pertaining to the investment in the Preferred Shares (including, without limitation, this Subscription Agreement and the Term Sheet and the terms contained therein) have been made available for inspection by such Purchaser and its Advisers, if any.

(f)    The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Preferred Shares and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any.

(g)    In evaluating the suitability of an investment in the Company and the Preferred Shares, the Purchaser has not relied upon any representation or information (oral or written) and the Purchaser and its Advisors have had access, through the EDGAR system, to true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “10-K”) and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, since the filing of the 10-K and prior to the date hereof and have reviewed such filings (the “SEC Reports”).

(h)    The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Preferred Shares and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(i)    The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement, or the transactions contemplated hereby (other than commissions and other compensation to be paid by the Company to the Placement Agent as described in Section 2(c) herein).

(j)    The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Preferred Shares or the Conversion Securities and the Company and to make an informed investment decision with respect thereto.

(k)    The Purchaser is not relying on the Company, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Company and the Preferred Shares or the Conversion Securities, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers.

(l)    The Purchaser is acquiring the Preferred Shares solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Preferred Shares or the Conversion Securities, and the Purchaser has no plans to enter into any such agreement or arrangement.

(m)    The Purchaser must bear the substantial economic risks of the investment in the Preferred Shares and the Conversion Securities indefinitely because none of the Preferred Shares or Conversion Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Preferred Shares and the Conversion Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent on the Preferred Shares or the Conversion Securities, if any. The Company has agreed that purchasers of the Preferred Shares will have, with respect to the Conversion Securities, the registration rights described in the Registration Rights Agreement. Notwithstanding such registration rights, there can be no assurance that there will be any market for the resale of the Preferred Shares or the Conversion Securities, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(n)    The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Preferred Shares or the Conversion Securities for an indefinite period of time.

(o)    The Purchaser is aware that an investment in the Preferred Shares is high risk, involving a number of very significant risks and has carefully read and considered the matters set forth on Schedule 5(o) (“Risk Factors”) attached hereto, and under the caption “Risk Factors” in the SEC Reports, and, in particular, acknowledges that the Company is experiencing a severe cash shortage and requires proceeds from this Offering or other financings to continue to fund its operations, has had significant operating losses since inception, and is engaged in highly competitive businesses and may not be able to accomplish the Company’s business plan as described in the SEC Reports. In addition, Purchaser acknowledges that certain conversion adjustment provisions and additional investment rights afforded to purchasers of Preferred Shares will not be in effect until such time as the Company obtains stockholder approval as more particularly described in the Term Sheet.

(p)    The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein.

(q)    The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement, and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Preferred Shares or the Conversion Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Preferred Shares or the Conversion Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(r)    The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in this Subscription Agreement, the SEC Reports and the Term Sheet and all documents received or reviewed in connection with the purchase of the Preferred Shares and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, and business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company has such information in their possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any.

(s)    Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company, or the Placement Agent is complete and accurate and may be relied upon by the Company, the Placement Agent and their respective legal counsel in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Preferred Shares or the Conversion Securities.

(t)    The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development stage companies with limited operating histories. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company and the Preferred Shares or the Conversion Securities in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Preferred Shares or the Conversion Securities will not cause such commitment to become excessive. Investment in the Company and the Preferred Shares as contemplated by this Subscription Agreement and the Term Sheet is suitable for the Purchaser.

(u)    The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make an investment in the Company and the Preferred Shares as contemplated by this Subscription Agreement and the Term Sheet.

(v)    The Purchaser acknowledges that it has been provided with, and has reviewed, [***]’ Regulation Form CRS and Best Interest Supplement in the form of Exhibit F hereto (the “Form CRS and BI Supplement”) and has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of [***] concerning the Form CRS and BI Supplement.

(w)    The Purchaser acknowledges that any estimates or forward-looking statements or projections made were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(x)    No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in this Subscription Agreement, the SEC Reports and the Term Sheet.

(y)    Within five (5) days after receipt of a request from the Company or the Placement Agent, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or the Placement Agent is subject.

(z)    The Purchaser understands that the Preferred Shares and the Conversion Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold such securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(aa)    THE PREFERRED SHARES OFFERED HEREBY (INCLUDING THE CONVERSION SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUCH SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(bb)    In making an investment decision to purchase the Preferred Shares, investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. The Purchaser is aware that it will be required to bear the financial risks of investment in the Company and the Preferred Shares and the Conversion Securities for an indefinite period of time.

(cc)    (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(dd)    The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals1 or entities appear on the OFAC lists.

(ee)    To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company and the Placement Agent should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(ff)    To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

(gg)    If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(hh)    If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Preferred Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Preferred Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Preferred Shares or the Conversion Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Preferred Shares and the Conversion Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(ii)    If Purchaser is a non-US investor, Purchaser represents and warrants to the Company and the Placement Agent that its purchase of the Preferred Shares, and the sale of the Preferred Shares to Purchaser by the Company, is in compliance with and does not violate any laws of the country in which Purchaser is located and Purchaser will be able to obtain any requisite permission under such country’s foreign exchange laws to enable Purchaser to pay the purchase price for the Preferred Shares.

6.    Additional Investment Rights. Subject to, and conditioned upon, the receipt by the Company of the Stockholder Approval (as defined in the Term Sheet), and after such time as the corporate actions contemplated thereunder become effective pursuant to the filing of the Information Statement (as defined in the Term Sheet):

(a)    Each Purchaser shall, subject to applicable law and Listing Rules of the Nasdaq Capital Market, have the right at any time, commencing on the date immediately following the Final Closing until the date that is eighteen (18) months after of the date of the Final Closing of the Offering (the “AIR Expiration Date”), in its discretion, to purchase from the Company shares of a newly designated series of preferred stock of the Company containing the Series AAA-1 Terms (as defined below) at the Share Price with a conversion price equal to the Conversion Price (as defined in the Certificate of Designation) in effect on the Effective Date (as defined in the Certificate of Designation) (the “Initial Conversion Price”) in a dollar amount of up to the cash investment in the Offering (the “Additional Investment Rights” and shares purchased in connection with the Additional Investment Rights hereinafter, the “AAA-1 AIR Preferred”). For Purchaser to exercise such Additional Investment Right, Purchaser shall deliver written notice to the Company, with a copy to the Placement Agent (“AIR Exercise Notice”), stating its election to exercise the Additional Investment Right, the specific dollar amount with respect to the AAA-1 AIR Preferred to be purchased by such Purchaser (“Subsequent Amount”). Within two (2) business days of its receipt of the AIR Exercise Notice, the Company shall notify Purchaser of the date on which such purchase and sale shall occur (“AIR Subsequent Closing”) together with payment instructions. The AIR Subsequent Closing shall occur no later than four (4) business days following receipt by the Company of the AIR Exercise Notice unless otherwise mutually agreed upon by the Purchaser and Company. On or prior to the AIR Subsequent Closing, the Company and the Purchaser shall execute and deliver a new subscription agreement with respect to the purchase of the Subsequent Amount, a form of which will be provided to Purchaser by the Company (each a “Subsequent Subscription Agreement” and collectively “Subsequent Subscription Agreements”) containing, except as otherwise set forth herein, the representations, warranties, covenants, indemnities and conditions set forth herein, mutatis mutandis. For purposes of this Section 6, “Series AAA-1 Terms” shall mean (i) a conversion price equal to the Initial Conversion Price, (ii) such conversion price shall not be subject to adjustment based on future equity issuances, (iii) dividends comparable to the dividends applicable to the Preferred Shares, (iv) no further grants of additional investment rights upon the exercise of the Additional Investment Rights, and (iv) all other terms will be comparable to the terms of the Preferred Shares. For the avoidance of doubt, the exercise of any Additional Investment Rights hereunder will not entitle such investor to any further additional investment rights.

7.    Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, the Placement Agent (including its selected dealers, if any), and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement. Each Purchaser’s obligation to indemnify shall be individual, not joint and several, and in no event shall the liability of any Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Shares acquired pursuant to this Subscription Agreement.

8.    Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

9.    Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

10.    Prohibitions. Each Purchaser (and such Purchaser’s affiliates) of Series AAA Preferred Stock shall be expressly prohibited: (i) from the date of this Agreement until such time as the Purchaser no longer holds any preferred stock of the Company, engaging in any Short Sales with respect to securities of the Company; (ii) transferring shares of Series AAA Preferred other than intra-family or for estate planning purposes; and (iii) selling Common Stock of the Company in open market transactions during the five (5) day period preceding the twenty-four (24) month anniversary date of the Final Closing (the "Standstill”); provided, however, in the event Purchaser elects to sell shares of Common Stock during the Standstill, Purchaser may do so but will lose the right to any conversion price adjustment at the twenty-four (24) month anniversary of the Closing. For purposes of this Section 10, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Short Sales shall not include the trading of put options and call options.

11.    Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The Company and the Purchaser hereby consent to the delivery of communications and notices to such parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 11.

12.    Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Preferred Shares or the Conversion Securities shall be made only in accordance with all applicable laws.

13.    Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be wholly performed within said State.

14.    Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

(a)    Arbitration is final and binding on the parties.

(b)    The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)    Pre-arbitration discovery is generally more limited and different from court proceedings.

(d)    The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e)    The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f)    All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority, Inc. (“FINRA”) in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

15.    Blue Sky Qualification. The purchase of the Preferred Shares under this Subscription Agreement and the issuance of the Conversion Securities is expressly conditioned upon the exemption from qualification of the offer and sale of the Preferred Shares from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

16.    Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

17.    Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

18.    Miscellaneous.

(a)    This Subscription Agreement, Registration Rights Agreement, and if applicable to a Holder, the Exchange Agreement and the Waiver and Dividend Acceleration Agreement between certain holders of Series A Preferred and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)    The representations and warranties of the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Preferred Shares and the Conversion Securities.

(c)    Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)    This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)    Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)    Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)    The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

19.    Omnibus Signature Page. This Subscription Agreement is intended to be read and construed in conjunction with the Term Sheet, the Registration Rights Agreement pertaining to the issuance by the Company of the Preferred Shares to subscribers pursuant to this Agreement. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

20.    Book Entry Registration of the Shares. The Company will issue the Preferred Shares and the Conversion Securities by registering them in book entry form with the Company or the Company's transfer agent, if applicable, in Purchaser’s name and the applicable restrictions will be noted in the records of the Company, or the Company's transfer agent, if applicable, and in the book entry system, except for investments made via custodian accounts such as pensions and IRAs in which case physical certificates evidencing the Preferred Shares and the Conversion Securities will be issued, if requested.

PRIVATE PLACEMENT OFFERING OF

SUPER LEAGUE ENTERPRISE, INC.

SUBSCRIPTION INSTRUCTIONS

To subscribe for Preferred Shares in the private offering of Super League Enterprise, Inc.:

1.	Date and Fill in the number of Preferred Shares being purchased and Complete and Sign the Omnibus Signature Page to the Subscription Agreement and Registration Rights Agreement (page 17).

2.	Initial the Accredited Investor Certification attached to the Subscription Agreement (pages 18-20).

3.	Complete and return the Investor Profile (pages 21-23).

4.	Complete and Sign the Tax Certification for U.S. Persons or Non-U.S. Persons, as applicable (beginning on page 24).

5.	Fax or scan and e-mail all forms to [***].

6.	Please wire funds directly to the escrow account pursuant to the following instructions (unless other arrangements have been made); checks and ACH payments cannot be accepted:

Escrow Agent: [***]

Escrow Agent Address: [***]

ABA Number: [***]

SWIFT CODE: [***]

A/C Name: [***]

Super League Enterprise, Inc. Address (if requested): 2912 Colorado Avenue, Suite 203, Santa Monica, CA 90404

A/C Number: [***]

REF. outgoing wire with the following information

FBO:	Investor Name
SSN/TIN
Address

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and the Placement Agent’s efforts to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What the Placement Agent is required to do to help eliminate money laundering?

Under new rules required by the USA PATRIOT Act, the Placement Agent’s anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of the Placement Agent’s required program, it may ask you to provide various identification documents or other information. Until you provide the information or documents that the Placement Agent needs, it may not be able to effect any transactions for you.

SUPER LEAGUE ENTERPRISE, INC.

OMNIBUS SIGNATURE PAGE TO THE

SUBSCRIPTION AGREEMENTAND REGISTRATION RIGHTS AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of $__________ of Preferred Shares at a price of $1,000 per Preferred Share (NOTE: to be completed by subscriber) and, by execution and delivery hereof, Purchaser hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement and the Registration Rights Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature(s) of Purchaser(s)

Date	Address

Fax Number (if any)	Email Address(s)

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Taxpayer IdentificationNumber

By:
	Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

SUPER LEAGUE ENTERPRISE, INC. [***]

By:		By:
	Authorized Officer		Authorized Officer

SCHEDULE 5(o)

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED PURSUANT TO THE SUBSCRIPTION AGREEMENT AND EXHIBITS AND SCHEDULES THERETO (THE “OFFERING MATERIALS”) IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THIS MEMORANDUM, BEFORE MAKING ANY INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS, INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THE OFFERING MATERIALS, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

Risks Related to our (i) Business and Industry (ii) Intellectual Property, (iii) Governance Risks and our Common Stock, (iv) Regulatory and Legal and (v) General Risks:

See the Risk Factors included in our Annual Report for the year ended December 31, 2022, as filed with the SEC on March 31, 2023:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001621672/000143774923008795/slgg20221231_10k.htm

Risks Related to this Offering

If we fail to obtain the Stockholder Approval as required by the Nasdaq Listing Rules, the Conversion Price for the Series AA Preferred will not be adjusted upon the occurrence of certain events, we will not be able to honor the exercise of any Additional Investment Rights (“AIRs”), and any conversion of Series AAA Preferred into common stock will be subject to the Primary Market Limitation.

In connection with the Offering, the Series AAA Preferred Stock conversion adjustment provisions may deem us to be issuing more than 20% of the outstanding voting power and the total number of shares of our common stock outstanding before Offering below the Minimum Price. Pursuant to Listing Rule 5635(d) (“Rule 5635(d)”) of Nasdaq, stockholder approval is required prior to the issuance of securities below the Minimum Price in a transaction other than a public offering, when the issuance (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance, or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance.

In order to complete the Initial Closing and maintain compliance with Rule 5635(d), the Certificate of Designations contains a requirement that the Stockholder Approval be obtained prior to any adjustment to the Conversion Price for Future Offering Prices. If we fail to obtain the Stockholder Approval, (i) we will be unable to adjust the Conversion Price on the Series AAA Preferred, and (ii) we will be unable to honor any exercise of AIRs. In such event, the investors will not receive the benefit of these conversion price adjustments, the benefit of the AIRs and will be subject to substantial dilution in certain events.

The issuances of shares of Series AAA-1 AIR Preferred Stock (or other similarly designated series of preferred stock) in connection with the exercise of the AIRs will have a dilutive effect and will reduce the voting power and relative percentage interests of the holders of the Series AAA Preferred, to the extent such holders do not exercise their AIRs.

Subject to the Stockholder Approval, all Purchasers will be granted the AIRs. Furthermore, certain prior holders of Series AA Preferred have similar additional investment rights regarding their purchase of Series AA Preferred. The issuance of shares of the respective series of Preferred Stock in connection with the exercise of the AIRs will have a dilutive effect and will reduce the voting power and relative percentage interests of the holders of Series AAA Preferred Stock that do not exercise their AIRs.

Purchasing the Shares or participating in the Exchange may result in uncertain or adverse U.S. federal income tax consequences.

An investment in the Company by way of purchasing Shares or participating in the Exchange, and exchanging the Exchange Shares for ownership in the Exchanged Shares, may result in uncertain U.S. federal income tax consequences, including, without limitation, whether the Exchange will cause a holder to incur any gain or loss for U.S. federal income tax purposes. The tax consequences in connection with acquiring, owning and disposing of Exchange Shares may differ from the tax consequences in connection with acquiring, owning and disposing of securities in other entities and may differ depending on an investor’s particular circumstances. Such tax consequences could be materially adverse to investors.  Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

This Offering is a “reasonable efforts” offering with no firm commitment. As we are experiencing a severe cash shortage, net proceeds may not be adequate to fund our ongoing operations and without sufficient additional financing we may not be able to execute our business strategy and may be required to cease operations.

The Shares are being offered by us on a “reasonable efforts - all or none” basis for the Minimum Offering Amount and on a “reasonable efforts” basis for the remainder, meaning that there is no assurance that the Maximum Offering Amount of will be sold. Because there is a minimum closing amount, there is an increased risk to investors who participate in this Offering if less than the Maximum Offering Amount is raised, since the remainder of the funds may not be forthcoming. The failure to raise the Maximum Offering Amount will not provide us with sufficient funds to fully execute our business plan. The failure to raise the Maximum Offering Amount will also increase the likelihood that the Company will need to obtain additional financing earlier than would otherwise be the case, which may or may not be available at such times or ever and/or may not be available on terms satisfactory to the Company. If we sell the Minimum Offering Amount, we believe, based on our current estimates and cash on hand (which includes reassessing our short-term expenditures), that we will be able to fund our operations through approximately December 31, 2023, following the Initial Closing. If we sell the Maximum Offering Amount, we believe, based on our current estimates and cash on hand, that we will be able to fund our operations through December 31, 2024 following the closing of the Maximum Offering Amount. In addition, unforeseen costs, delays and problems would result in an inability to fund our operations for even these periods of time. In addition, we may encounter unforeseen delays and costs, including additional expenses that may require us to seek additional capital more quickly than anticipated or could result in an inability to fund our operations for even these periods of time. We cannot assure you that our estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, sooner than expected to meet our working capital requirements. If additional capital is not available, we will have to delay, reduce or cease operations.

We are experiencing a severe cash shortage and without sufficient additional financing we may not be able to execute our business strategy and may be required to cease operations.

As of October 31, 2023, our cash and cash equivalents amounted to $2.191 million. Our revenue for the three-month period ended September 30, 2023, was approximately $7.18 million, and we have been reliant upon proceeds from prior financings (in addition to the revenue from our operations) to fund our operations.  If we do not continue to raise capital until we generate sufficient cash flow from operations to fund our operations and cover our working capital deficit, we may be required to discontinue or further substantially modify our business. We cannot be certain that additional proceeds from this Offering or other financings that we may undertake will be available to us when required, if at all.  The failure to raise necessary funds will have a material adverse effect on our business, financial condition, operating results and prospects.

In the event only the Minimum Offering Amount is raised in the Offering, we will need to obtain additional financing.  We are likely to need additional financing in the future even if we raise more than the Minimum Offering Amount, but less than the Maximum Offering Amount. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current estimates, we believe the net proceeds from this Offering (assuming only the Minimum Amount is raised), together with cash on hand (which includes reassessing our short-term expenditures) and net cash flow from operations, will only be sufficient to fund our operating expenses and working capital requirements through approximately December 31, 2023.  Even if we raise amounts in excess of the Minimum Offering Amount in this Offering, we are likely to need to raise additional funds to continue to pay expenses and fund our working capital requirements.  No assurances can be given that we will be able to raise additional funds if needed, or that the funds will be available on acceptable terms, or at all.   If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we are required to cease or reduce our operating activities, you may lose your entire investment.

Shares may be purchased by related parties to the Placement Agent and us.

We, the Placement Agent and our/their respective officers, directors, employees and affiliates may purchase Shares in this Offering. Any such purchases by the related parties of us and of the Placement Agent may be used to satisfy the Minimum Offering Amount. Accordingly, investors in this Offering should not expect that the sale of sufficient Shares to reach the Minimum Offering Amount will be made to investors who have no financial or other interest in this Offering and should understand and recognize that not all subscribers will have made an independent investment decision. Because there may be purchases of Shares by affiliates of the Placement Agent (which will receive fees and other compensation depending on the success of this Offering) and affiliates and referrals of the Company, no potential investor should place any reliance on the sale of the Minimum Offering Amount as an indication of the merits of this Offering. Each investor must make its own investment decision as to the merits of this Offering.

We do not anticipate paying any dividends on our common stock.

No dividends have been paid on our common stock since inception. We do not intend to pay cash dividends on our common stock in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our financial condition, operating results, and current and anticipated cash needs.

We may incur future indebtedness that will rank senior to our Series AAA Preferred Stock or upon obtaining the requisite consent of holders of the Series AAA Preferred Stock issue additional series of preferred stock that rank on a parity with, or senior to, our Series AAA Preferred Stock as to dividend payments and liquidation preference.

We may incur debt and other obligations that will rank senior to our Series AAA Preferred Stock, and while the terms of our Series AAA Preferred require the consent with respect to incurring indebtedness other than trade accounts payable and an accounts receivable facility for up to $5,000,000, such terms will not prohibit us from incurring additional indebtedness or other obligations, provided that the consent of the requisite holders of the Series AAA Preferred is obtained. In addition, the terms of our Series AAA Preferred Stock will not prohibit us from issuing additional series of preferred stock that would rank senior to, or on parity with, our Series AAA Preferred Stock, provided that the consent of the requisite holders of the Series AAA Preferred Stock is obtained. Our certificate of incorporation allows our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Series AAA Preferred Stock. Following this Offering, we anticipate that our Board of Directors will have the authority to issue up to 9,944,831 shares of our preferred stock without further stockholder approval if the Maximum Offering Amount is sold. The issuances of other series of preferred stock could have the effect (if the requisite consent of the holders of Series AAA Preferred Stock is obtained) of reducing the amounts available to our Series AAA Preferred Stock in the event of our liquidation. If we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease, adversely affecting the value of our Series AAA Preferred Stock. Additional issuances and sales of preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

You may experience additional dilution in the future.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this Offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this Offering, and if such sales occur after the 24 month anniversary of the effective date of the applicable Certificate of Designation, the conversion price of the Series AAA Preferred will not be adjusted. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, provided that the consent of the requisite holders of the Series AAA Preferred is obtained. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this Offering (on a fully converted basis). Furthermore, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Our share price may be volatile.

The market price of our common stock has markedly fluctuated in the past. Consequently, the current market price of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our common stock.

Our actual financial results may differ materially from any guidance we may publish from time to time.

We have in the past and may, from time to time, voluntarily provide guidance regarding our future performance that represents our management’s estimates as of the date of relevant release. Any such guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Our revenues may also fluctuate from time to time based on the timing of recognition of revenue, the terms under our existing and future contracts, and the duration of such contracts. Therefore, our actual results may be inconsistent with our published guidance. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results may vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to consider any guidance we may publish in context and not to place undue reliance on it.

Our management has broad discretion in using the net proceeds from this Offering.

We have stated, in only a general manner, how we intend to use the net proceeds from this Offering. See “Use of Proceeds” in the Term Sheet. We cannot, with any assurance, be more specific at this time. We will have broad discretion in the timing of the expenditures and application of proceeds received in this Offering. If we fail to apply the net proceeds effectively, we may not be successful in executing our business plan. You will not have the opportunity to evaluate all of the economic, financial or other information upon which we may base our decisions to use the net proceeds from this Offering.

There can be no assurance that we will ever provide liquidity to our investors through either a registration of our securities.

Although we have agreed to grant registration rights to investors in this Offering, we may be unable to register the shares of common stock into which the Series AAA Preferred Stock are convertible into or otherwise provide exemptions for resale by our stockholders for legal, commercial, regulatory, market-related or other reasons. In the event that we are unable to effect a registration, our investors could be unable to sell their respective interests in our Company unless an exemption from registration is available. Thus, investors should be prepared to hold the Shares purchased in this Offering for an indefinite period of time.

We have not retained independent professionals for subscribers.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the subscribers hereunder. Although we have retained our own counsel, neither such firm nor any other firm has made any independent examination of any factual matters represented by management herein, and purchasers of the securities offered hereby should not rely on the firm so retained with respect to any matters herein described.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of the Company’s stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to recent amendments to Rule 144, a non-affiliate stockholder who has satisfied a six-month holding period may, under certain circumstances, sell its shares, without limitation. Any substantial sale of the Company’s common stock pursuant to Rule 144 or pursuant to any resale prospectus (including sales by investors of securities purchased in this Offering) may have a material adverse effect on the market price of the common stock.

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